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                                                                   EXHIBIT 4(i)e

                            COMMERCIAL METALS COMPANY

                              OFFICERS' CERTIFICATE

         Pursuant to the Indenture dated as of July 31, 1995 (the "Indenture") by and between Commercial Metals Company, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"), and resolutions adopted by the Pricing Committee of the Company's Board of Directors as of July 30, 1997, this Officers' Certificate is being delivered to the Trustee to establish the terms of a series of Securities in accordance with
Section 301 of the Indenture and to establish the form of the Securities of such series in accordance with Section 201 of the Indenture.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

A.       Establishment of Series of Securities Pursuant to Section 301 of the
         Indenture.

         The Company hereby establishes, pursuant to Section 301 of the Indenture, a series of Securities that shall have the following terms:

         1. The series of Securities being authorized hereby shall bear the title "6.80% Notes due August 1, 2007" (the "Notes").

         2. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture shall be limited to $50,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to
Section 303 of the Indenture, are deemed never to have been authenticated and delivered under the Indenture).

         3. Interest on each Note shall be payable to the person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day) as the case may be, next preceding the relevant Interest Payment Date (as defined in the paragraph 5 hereof).

         4. The Notes shall mature on August 1, 2007, at which time the entire principal amount of the Notes and all accrued but unpaid interest on the Notes will be due and payable.

         5. Each Note shall bear interest at the annual rate of 6.80% commencing on August 1, 1997. Interest on the Notes shall be payable semi-annually on February 1 and August 1 in each year, commencing February 1, 1998 (each an "Interest Payment Date"), subject to the provisions of Section 113 of the Indenture, with such interest computed in accordance with Section 310 of the Indenture.




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         6. Notes may not be redeemed by the Company at the option of the
Company prior to maturity.

         7. The Company shall have no obligation to redeem or purchase Notes at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions.

         8. The Notes shall be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         9. Payments of the principal of and any premium and interest on the Notes shall be made in the currency of the United States of America.

         10. Neither the amount of payments of principal of, or any premium or interest on, any Notes shall be determined by reference to an index.

         11. The Notes shall initially be issued as book-entry notes in the form of one fully registered Global Security which will be deposited with, or on behalf of The Depository Trust Company, as depositary (the "Depositary"), and registered in the name of the Depositary's nominee. Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Except as described in Section 305 of the Indenture, Notes in definitive certificated form shall not be issuable to any Person other than the Depositary and such Global Security may not be exchanged for Notes registered in the name of, nor may any transfer of such Global Security be registered to, any Person other than the Depositary or its nominee.

         12. Payment of the principal of (and premium if any) and any interest on the Notes shall be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided however that at the option of the Company payment of interest may be made by check mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

         13. The entire principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity of the Notes pursuant to Section 502 of the Indenture.

         14. The Notes shall be unsecured and unsubordinated obligations of the Company.

         15. The Notes will be issued only in fully registered form, without coupons.

B.       Establishment of Form of Note Pursuant to Section 201 of the Indenture.

         The Company hereby establishes, pursuant to Section 201 of the Indenture, that the Notes shall be substantially in the form attached as Exhibit A hereto.




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C.       Compliance.

         The undersigned have read the pertinent sections of the Indenture relating to the establishment of (i) a series of Securities, and (ii) the forms of such series of Securities, including the related definitions contained therein. The undersigned have examined the resolutions (i) adopted by the Board of Directors of the Company on June 28, 1995 and July 21, 1997, and (ii) adopted by the Pricing Committee of the Board of Directors of the Company on July 30, 1997. In the opinion of each of the undersigned, each of the undersigned has made such examination or investigation as is necessary to enable each of the undersigned to express an informed opinion as to whether or not the conditions to the establishment of (i) a series of Securities, and (ii) the forms of such series of Securities have been complied with. In the opinion of each of the undersigned, such conditions have been complied with.

Dated: August 4, 1997

                                 COMMERCIAL METALS COMPANY


                                 By:  /s/ Lawrence A. Engels
                                    -------------------------------------------
                                      Lawrence A. Engels
                                      Vice President, Treasurer and Chief
                                      Financial Officer




                                 By:  /s/ David M. Sudbury
                                    -------------------------------------------
                                      David M. Sudbury
                                      Vice President, General Counsel
                                      and Secretary




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